Exhibit 99.1

Martin Marietta Announces Pricing Terms of Debt Offering

August 12, 2026

Raleigh, N.C., August 12, 2026 (GLOBE NEWSWIRE) – Martin Marietta Materials, Inc. (NYSE:MLM) (“Martin Marietta” or the “Company”) announced the pricing of its offering of $750 million aggregate principal amount of 4.850% Senior Notes due 2029 (the “2029 Notes”), $1,250 million aggregate principal amount of 5.200% Senior Notes due 2032 (the “2032 Notes”), $1,000 million aggregate principal amount of 5.400% Senior Notes due 2034 (the “2034 Notes”), $1,500 million aggregate principal amount of 5.625% Senior Notes due 2036 (the “2036 Notes”) and $1,000 million aggregate principal amount of 6.375% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, 2032 Notes, 2034 Notes and 2036 Notes, the “Notes”). The 2029 Notes will mature on August 15, 2029, will have an interest rate of 4.850% per annum and will be issued at 99.936% of par value. The 2032 Notes will mature on January 30, 2032, will have an interest rate of 5.200% per annum and will be issued at 99.894% of par value. The 2034 Notes will mature on January 30, 2034, will have an interest rate of 5.400% per annum and will be issued at 99.772% of par value. The 2036 Notes will mature on August 15, 2036, will have an interest rate of 5.625% per annum and will be issued at 99.660% of par value. The 2056 Notes will mature on August 15, 2056, will have an interest rate of 6.375% per annum and will be issued at 99.721% of par value. Interest on the 2029 Notes, 2036 Notes and 2056 Notes will be paid semiannually on February 15 and August 15, commencing February 15, 2027. Interest on the 2032 Notes and 2034 Notes will be paid semiannually on January 30 and July 30, commencing January 30, 2027. The Notes will be sold pursuant to Martin Marietta’s shelf registration statement, base prospectus and prospectus supplement on file with the Securities and Exchange Commission (“SEC”).

The net proceeds of the Notes will be used, together with borrowings under a $1.5 billion senior unsecured term loan facility, to pay the cash consideration for the Company’s previously announced acquisition of all of the outstanding equity interests in Lhoist North America, Inc. Closing of the offering is expected to occur in the third quarter of 2026, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Truist Securities, Inc. will serve as underwriters and joint book-running managers for the offering.

Martin Marietta has filed a shelf registration statement on Form S-3 (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement thereto and the other documents that Martin Marietta has filed or will file with the SEC for more complete information about Martin Marietta and this offering. The offering will be made only pursuant to the terms of the relevant prospectus supplement (including the prospectus). These documents will be available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request to any underwriter participating in the offering. Interested parties may obtain a prospectus and the related prospectus supplement from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by email at prospectus-ny@ny.email.gs.com or by telephone at 1-866-471-2526; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Deutsche Bank Securities Inc., Attn: Prospectus Department, 1 Columbus Circle, New York, New York 10019, by email at prospectus.cpdg@db.com or by telephone at 1-800-503-4611; and Truist Securities, Inc., Attn: Prospectus Department, 740 Battery Avenue SE, 3rd Fl, Atlanta, Georgia 30339 or by telephone at 1-800-685-4786.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus filed with the SEC. The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended.

Company Description

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of aggregates and other building materials. Through a network of operations spanning 29 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Specialties business provides high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and other specialty applications.

Investor Contact:

Jacklyn Rooker

Vice President, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-G

Cautionary Statement About Forward-Looking Statements

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “anticipate”, “may”, “expect”, “should”, “believe”, “project”, “intend”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any, or all of, management’s forward-looking statements herein and in other publications may turn out to be wrong.

Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect our forward-looking statements and actual performance.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

You should consider these forward-looking statements in light of risk factors discussed in the preliminary prospectus supplement filed with the SEC on August 10, 2026 and those in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and other periodic filings made with the SEC. All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.